Exhibit 10.3
AMENDMENT TO EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of December 26, 2008, amends that certain employment agreement, dated May 12, 2006 and as amended as of September 5, 2008 (the “Employment Agreement”), between CSS Industries, Inc., a Delaware corporation (“CSS”), and Christopher J. Munyan (“Executive”).
WHEREAS, CSS and the Executive desire to amend the Employment Agreement so that it complies with the requirements of section 409A of the Internal Revenue Code of 1986, as amended;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1. Amendment and Restatement of the Last Sentence of the Second Paragraph of Section 4. The parties acknowledge and agree that the last sentence of the second paragraph of Section 4 of the Employment Agreement shall be deleted in its entirety and replaced with the following:
If you are eligible to receive the foregoing payment, such amount will be paid to you in equal installments, with such installments being paid on the then-applicable paydays for CSS executives over the designated period, commencing within sixty (60) days following your termination date, unless delay is required as described in Section 10(b) herein.
2. Miscellaneous. Except as expressly modified hereby, the Employment Agreement remains in full force and effect. Upon the execution and delivery hereof, the Employment Agreement shall thereupon be deemed to be amended as hereinabove set forth, and this Amendment and the Employment Agreement shall henceforth be read, taken and construed as one and the same instrument. This Amendment may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.
IN WITNESS WHEREOF, this Amendment has been executed by CSS and by the Executive as of the date first above written.

CSS INDUSTRIES, INC. (“CSS”)
By:	/s/ Jack Farber
Jack Farber
Chairman of the Board of Directors

/s/ Christopher J. Munyan
Christopher J. Munyan (“Executive”)

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